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                                                                      Exhibit 99


                          PRESS RELEASE OF REGISTRANT

   Engage to Acquire Flycast and Adsmart from CMGI; Together Create the Next
                    Generation of Online Marketing Solutions

ANDOVER, Mass.--(BUSINESS WIRE)--Jan. 20, 2000--Engage Technologies, Inc. (NASDAQ:ENGA), a leading provider of profile driven Internet marketing solutions
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and a majority-owned operating company of CMGI, Inc. (NASDAQ:CMGI), today announced a definitive agreement to acquire Adsmart and Flycast Communications from CMGI. Under the terms of the agreement, Engage will immediately oversee the operations of Adsmart and Flycast, both of which will be fully integrated with Engage. Paul Schaut will remain as president and CEO of Engage. George Garrick, chairman and CEO of Flycast and John Federman, president and CEO of Adsmart will join Schaut in the office of the president to oversee strategic operations for the combined company. David Wetherell, chairman and CEO of CMGI, will continue to serve as chairman of the board for Engage.

     Under the terms of the agreement, Engage will acquire Flycast and Adsmart from CMGI through the issuance of approximately 32 million shares of Engage common stock. The transaction, which will be accounted for as a combination of entities under common control (i.e., "as if pooling"), is subject to certain conditions and the approval of Engage shareholders. The transaction is expected to be completed in April or May 2000.

     "After several months of successful planning, we're extremely pleased to announce the integration of Adsmart and Flycast with Engage," said David Wetherell, chairman and CEO of CMGI. "When we announced the acquisition of Flycast last September, we highlighted the complementary nature of these businesses, and today we have begun to fulfill our larger vision for a single, highly integrated Internet marketing company that represents the next generation in online marketing solutions. By combining the strengths of these three business models, Engage is creating a new entity that will redefine how online marketing is done, well beyond what we see today."

     This acquisition, part of a larger CMGI strategy to leverage its various marketing and advertising properties and surpass the current market leader, is designed to bring together the unique capabilities of these companies under Engage, creating a single, more powerful organization that will create and deliver the next generation in online marketing solutions. The combined Company will offer solutions designed to connect marketers with specific online audiences and then propel those audiences through the entire customer life cycle--simply described as moving prospects to buyers, to repeat buyers, and finally to long-standing, loyal customers.

     "Online marketing is no longer about running a golf club banner ad on the golf section of a Web site and hoping that your prospects click on it," said Paul Schaut, president and CEO of

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Engage. "It's being accountable for identifying those prospects and turning them into repeat and loyal customers wherever they are on the Web. We're providing marketers with the services and technologies to do that."

     Combined Solution Meets the Growing Needs of Online Marketers

     A driving force behind the transaction is the continued growth in opportunities being presented to online marketers, and the need for a solution that helps them pursue those opportunities.

     "The online marketing industry has witnessed remarkable changes in recent years, including significant expansion in the size and diversity of its audience, as well as tremendous technological innovation. Yet most Internet advertising is still based on the old TV and print models," explained Schaut. "The Web is too powerful a marketing tool for this to continue. By bringing these companies together, Engage will leverage the inherent, dynamic, interactive power of the Web and focus on the needs of the most demanding online marketers, advertisers, and agencies."

     The Web is Engage's Network

     By combining Engage's AudienceNet profile driven targeting, Adsmart's audited demographic and lifestyle target audience groups, and Flycast's performance-focused, direct response and optimization solutions, Engage can provide unparalleled targeting that allows marketers to reach precise audiences and then deliver innovative programs to those audiences, driving them through the entire customer life cycle. Moreover, these programs will be delivered across the Internet, broadband, and other emerging platforms, in or out of Engage's captive networks, with the kind of targeting, reporting, and optimization a marketer could not achieve even within a single network.

     I/PRO and AdKnowledge are also crucial to the next generation strategy and play a critical role in the testing and tuning of campaigns for optimal performance and ROI, regardless of the campaign goals--whether they be response or brand image. AdKnowledge helps marketers execute, measure and optimize online marketing programs. I/PRO's Web site measurement and analysis services compliment this by allowing marketers to measure and optimize what occurs at their site. Together these offerings allow marketers to ensure every marketing program is contributing toward building a loyal, profitable customer base.

     "By combining these five companies, Engage is taking a tremendous leap in the ongoing crusade to deliver on the promise of the Internet," explained John Federman, president and CEO of Adsmart. "This next generation company delivers first-ever accountability for marketers to meet their multiple marketing goals across the Web. From targeting new customers with never-before-available technologies, to building upon brand awareness with existing customers, Engage responds with a best-of-breed solution."

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     "Leveraging core competencies across these companies will enable Engage to present a powerful blend of marketing expertise, technologies, and services that are unmatched in the industry," explained George Garrick, chairman and CEO of Flycast. "It's something that has never been done before, and it promises to provide marketers with superior, results-oriented programs that will truly help them realize maximum ROI."

     New Business Units Created

     In addition to Engage's wholly owned subsidiaries, AdKnowledge and I/PRO, several new business units have been created in order to maximize synergies company-wide and offer tightly integrated solutions. These include Engage Media, Enabling Technology Solutions, and B2B / Email Division.

About Engage

     Engage Technologies, Inc., (NASDAQ:ENGA) a majority-owned operating company
                                        ----
of CMGI, Inc., (NASDAQ:CMGI), is a leading provider of profile driven Internet marketing solutions. Engage offers a range of software products, data, and services that enable Web publishers, advertisers and merchants to target and deliver advertisements, commerce and e-commerce offerings to their audiences and to measure their effectiveness.

     Engage's core product and services include; Engage AudienceNet(TM), the first Web-wide profile driven marketing network, Engage Knowledge, a database that contains more than 42 million anonymous consumer profiles, and AdManager, an online advertising management system. Additionally, Engage is partnering with various resellers and system integrators who will integrate Engage's local profile software, ProfileServer, to e-commerce merchants across the U.S.

     Engage's wholly owned subsidiaries include AdKnowledge and I/PRO. AdKnowledge provides complete Web marketing management services focused entirely on the needs of online marketers and agencies. For more information, please visit www.adknowledge.com. I/PRO is a leading provider of Web traffic verification, measurement and analysis, and research. For more information about I/PRO, please visit www.ipro.com.

     Engage corporate headquarters is located at 100 Brickstone Square, 1st Floor, Andover, MA 01810. Telephone: 978-684-3884. Fax: 978-684-3636. For more information on Engage, please visit www.engage.com.

     About Adsmart:

     Adsmart, a majority-owned operating company of CMGI, Inc., is an online advertising network for the business to consumer and business to business market, comprised of more than 400 Web sites totaling 3 billion monthly impressions. Adsmart's mission is to combine the branding power of traditional media with the precision and interactivity of new media to provide effective marketing opportunities for advertisers, and a profitable advertising revenue stream for Web publishers. Adsmart is headquartered in Andover, MA with more than 65 full-time

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salespeople in the six major advertising markets: New York, Chicago, Detroit,
Los Angeles, Boston and San Francisco.

     Corporate headquarters is located at 100 Brickstone Square, 4th Floor, Andover, MA 01810. Telephone: 888-559-8222. Fax: 978-684-3618. Additional
information is available on the company's Web site http://www.adsmart.net.

     About CMGI:

     With 60 companies, CMGI, Inc. (Nasdaq: CMGI) represents the largest, most diverse network of Internet companies in the world. This network includes both CMGI operating companies and a growing number of synergistic investments through its venture capital affiliate, @Ventures. CMGI leverages the technologies, content and market reach of its extended family of companies to foster rapid growth and industry leadership across its network, and the larger Internet Economy. Compaq, Intel, Microsoft, Pacific Century CyberWorks and Sumitomo hold minority positions in CMGI.

     CMGI's majority-owned operating companies include Engage Technologies (Nasdaq:ENGA), NaviSite (Nasdaq:NAVI), 1ClickBrands, 1stUp.com, Activate.net,
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Activerse, AdForce, Adsmart, AltaVista, CMGI Solutions, Equilibrium, Flycast,
iCAST, Magnitude Network, MyWay.com, NaviNet, SalesLink, Tribal Voice and ZineZone. The company's @Ventures affiliates have ownership interests in Lycos, Inc. (Nasdaq:LCOS), Critical Path (Nasdaq:CPTH), Silknet (Nasdaq:SILK), Chemdex (Nasdaq: CMDX), MotherNature.com (Nasdaq:MTHR), Asimba.com, AuctionWatch.com, Aureate Media, blaxxun, BizBuyer.com, Boatscape.com, buyersedge.com, CarParts.com, CraftShop.com, eCircles.com, eGroups.com, EXP.com, FindLaw, FoodBuy.com, Furniture.com, HotLinks, INPHO/HomePriceCheck.com, Intelligent/Digital, KOZ.com, Mondera.com, MyFamily.com, NextMonet.com, NextPlanetOver.com, Oncology.com, OneCore.com, PlanetOutdoors.com, Productopia, Raging Bull, SnapFish.com, Speech Machines, ThingWorld.com, Vicinity, Virtual Ink, Visto, Vstore and WebCT.

     CMGI Corporate headquarters is located at 100 Brickstone Square, Andover, MA 01810. Telephone: 978-684-3600. Fax: 978-684-3814. Additional information is available on the company's Web site at http://www.cmgi.com.

     About Flycast:

     Flycast Communications, a majority-owned operating company of CMGI, Inc. (Nasdaq: CMGI) and based in San Francisco, is the leading provider of Internet direct response advertising solutions. The company is focused on maximizing the return on investment for response-oriented advertisers, direct marketers and e-commerce companies by delivering the most ROI-effective audience reach, response and results in the industry. The company's flagship offering, the Flycast Network, reaches over 25 million people a month, or 41 percent of the web. Flycast's advertisers include e-commerce companies, direct response marketers and interactive agencies who are interested in generating site traffic and increasing web-based sales through ROI-focused advertising. Flycast can be reached on the web at www.flycast.com.

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     Statement Under the Private Securities Litigation Reform Act

     This release contains forward-looking statements based on current expectations or beliefs, as well as a number of assumptions about future events, and these statements are subject to important factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The forward-looking statements in this release address a variety of subjects including, for example, the expected benefits resulting from Engage's acquisition of Flycast and Adsmart, the expected benefits resulting from the integration of the operations of Flycast and Adsmart with the operations of Engage, the ability of the combined company to offer specific solutions to marketers and online audiences, the expected number of opportunities to be presented to online marketers by the combined company, and the ability of Engage to provide superior targeting to its customers. The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: the successful completion of the acquisition; the risk that the businesses of Flycast and Adsmart will not be successfully integrated with the business of Engage; risks associated with entering into new market segments; slower than expected growth in Internet advertising; the timely development of new profile-based products and services; the adoption of new laws and regulations affecting the provision of Internet advertising services, including laws and regulations covering privacy, pricing and content; and increased competition and technological changes in the industries in which Engage, Flycast and Adsmart compete. For a detailed discussion of these and other cautionary statements, please refer to the filings made by each of Engage and CMGI with the Securities and Exchange Commission, including the Annual Report on Form 10-K of each of Engage and CMGI for the most recently ended fiscal year.


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